UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Transocean Ltd. (the "Company") held an Extraordinary General Meeting of Shareholders on September 22, 2014, in Zug, Switzerland. The shareholders took action on the following matters during the Extraordinary General Meeting:

1.	Reduction of the maximum number of the members of the Board of Directors of the Company (the "Board") to 11 from 14.

For	Against	Abstain
270,602,261	1,996,611	947,327

This Item was approved.

2.	Election of one new director, Merrill A. "Pete" Miller, Jr. for a term extending until the completion of the Company's 2015 Annual General Meeting.

For	Against	Abstain
197,959,379	1,772,586	665,076

This Item was approved.

Item 8.01    Other Events

On September 22, 2014 the Company issued a press release announcing the results of its Extraordinary General Meeting of Shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements
Statements included in this Current Report on Form 8-K and associated press release attached hereto and incorporated herein by reference regarding the results of the September 22, 2014 Extraordinary General Meeting of Shareholders that are not historical facts are forward looking statements. These statements involve risks and uncertainties including, but not limited to the operation of the Board of Directors, future elections, and other governance related items are detailed in risk factors and elsewhere in Transocean Ltd.'s Annual Report on Form 10-K for the year ended 2013, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Transocean Ltd. disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report furnished pursuant to item 8.01 is as follows:

Exhibit No.	Description

99.1	Press Release dated September 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 22, 2014	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number        Description

99.1        Press Release Dated September 22, 2014